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                                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 26, 1997, except as to Note 11 for which the date is March 31, 1997, on our audits of the financial statements of Frederick Brewing Co. as of December 31, 1996 and 1995, and for the years then ended, which report in included in the Frederick Brewing Co. Annual Report on Form 10-KSB. We also consent to the references to our firm under the captions "Experts" and "Selected Financial and Operating Data".


COOPERS & LYBRAND L.L.P.

McLean, Virginia
December 3, 1997


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